UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

SHOPPING.COM LTD.

(Exact name of the Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	98-0436245
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

(Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 8, 2005, an alleged holder of ordinary shares of Shopping.com Ltd. (“Shopping.com”) filed a purported class action lawsuit in California Superior Court for the County of San Mateo. The complaint is captioned David Chin, et al. v. Shopping.com Ltd. et al., Civ 447369, and names certain of our directors and Shopping.com as defendants. It alleges that in pursuing the transaction with eBay Inc. (“eBay”) and approving the Agreement of Merger entered into on June 1, 2005, among eBay, Shopping.com and Harbour Acquisition Ltd., as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2005, the director defendants violated their fiduciary duties to Shopping.com’s shareholders by, among other things, failing to obtain the highest price reasonably available, tailoring the merger agreement to meet the specific needs of eBay and the director defendants, engaging in self dealing, and obtaining personal financial benefits not shared equally by the plaintiff and other shareholders. The complaint also alleges that the merger agreement resulted from a flawed process designed to ensure a sale to one buyer. The complaint seeks, among other things, declaratory and injunctive relief and damages in an unspecified amount. Our management believes that the allegations are without merit and intends to defend the lawsuit vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer